UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2025

SHARPS TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41355	82-3751728
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

105 Maxess Road, Suite 124,

Melville, NY 11747

(Address of principal executive office) (Zip Code)

(631) 574-4436

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	STSS	Nasdaq Capital Market
Common Stock Purchase Warrants	STSSW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 26, 2025, Sharps Technology, Inc. (the “Company”) entered into Waiver and Consent (the “Waiver and Consent”) with certain holders of the Company’s securities (who collectively beneficially own at least 50.1% of the then outstanding Registrable Securities, as defined in the Registration Rights Agreement dated August 25, 2025 (the “Registration Rights Agreement”). The Waiver and Consent waives the compliance of the September 29, 2025 filing date and extends the deadline for the Company to file the initial resale registration statement with the Securities and Exchange Commission to the 60th calendar day following the Closing Date, as defined in the Registration Rights Agreement.

The foregoing descriptions of the Waiver and Consent and Registration Rights Agreement does not purport to be complete and are qualified in their entirety by reference to the full text of the Waiver and Consent and Registration Rights Agreement, which are filed as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Waiver and Consent, dated September 26, 2025
10.2	Form of Registration Rights Agreement, dated as of August 25, 2025 (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed by the Company on August 25, 2025).
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sharps Technology, Inc.

Dated: September 29, 2025	By:	/s/ Paul K. Danner
	Name:	Paul K. Danner
	Title:	Executive Chairman (Principal Executive Officer)